    As filed with the Securities and Exchange Commission on March 18, 2002
                                             Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                                   CAMTEK LTD.
            (Exact name of Registrant as specified in its charter)

                ISRAEL                                  NOT APPLICABLE
     (State or other jurisdiction             (IRS Employer Identification No.)
  of incorporation or organization)
                                 INDUSTRIAL ZONE
                                  P.O. BOX 631
                                  MIGDAL HAEMEK
                                  ISRAEL 10556
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             ----------------------
           AMENDED AND RESTATED EMPLOYEE SHARE OPTION PLAN - ISRAEL
             AMENDED AND RESTATED SUBSIDIARY EMPLOYEE OPTION PLAN
                       EMPLOYEE SHARE OPTION PLAN - EUROPE
                           EXECUTIVE SHARE OPTION PLAN
                            (Full title of the Plans)

                             ----------------------
                                    ROY PORAT
                                    PRESIDENT
                                CAMTEK USA, INC.
                                 2 MERIDIAN ROAD
                             EATONTOWN, NJ 07755
                   (Name and address of agent for service)
                                 (732) 542-7711
        (Telephone number, including area code, of agent for service)

                             ----------------------
          Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                RICHARD H. GILDEN
                         BROBECK, PHLEGER & HARRISON LLP
                            1633 BROADWAY, 47TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 237-2572
                            FACSIMILE: (212) 586-7878

                         CALCULATION OF REGISTRATION FEE

========================================= =================== ===================== ===================== =====================
                                                                    Proposed              Proposed
                                             Amount to be       Maximum Offering     Maximum Aggregate         Amount of
  Title of Securities to be Registered     Registered(1)(2)    Price per Share(3)    Offering Price(3)      Registration Fee

Ordinary Shares, NIS 0.01 par value         500,000 shares           $2.96             $1,111,318.78              $184
                                                                     $2.15
========================================= =================== ===================== ===================== =====================

      (1) 500,000 Ordinary Shares to be registered under the Amended and Restated Employee Share Option Plan - Israel, the Amended and Restated Subsidiary Employee Option Plan, the Employee Share Option Plan - Europe and the Executive Share Option Plan, including 50,000 Ordinary Shares to be registered under the Subsidiary Employee Option Plan.

      (2) This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the Registrant's Amended and Restated Employee Share Option Plan -Israel, Amended and Restated Subsidiary Employee Option Plan, Employee Share Option Plan - Europe and Executive Share Option Plan by reason of any share dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's Ordinary Shares.

      (3) The price per share is estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee on the basis of (i) the weighted average exercise price of $2.96 with respect to 44,838 shares subject to outstanding options and (ii) the average of the high and low selling prices per share of the Registrant's Ordinary Shares on March 13, 2002, as reported by the Nasdaq National Market with respect to the balance of the shares.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            On November 15, 2000, Camtek Ltd. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-49982) (the "Initial Registration Statement") with respect to 1,473,128 Ordinary Shares to be offered and sold under the Employee Share Option Plan - Israel, the Subsidiary Employee Option Plan (formerly known as the Incentive Stock Option Plan - U.S.) and the Employee Share Option Plan -Europe (collectively, the "Employee Plans"), as supplemented by the Registration Statement on Form S-8 (File No. 333-60704) filed with the Commission on May 11, 2001 with respect to an additional 200,000 Ordinary Shares to be offered and sold under any of the Employee Plans and which also served as a post-effective amendment to the Initial Registration Statement with respect to the Subsidiary Employee Option Plan. This Registration Statement relates to an additional 500,000 Ordinary Shares that may be issued under any of the Employee Plans and also serves as a post-effective amendment to the prior Registration Statements with respect to the Employee Share Option Plan - Israel and the Subsidiary Employee Option Plan. The contents of the prior Registration Statements are incorporated herein by reference.

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

            (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2000 filed with the Commission on July 2, 2001;

            (b) The Registrant's Reports of Foreign Issuer on Form 6-K filed with the Commission on August 13, 2001, September 21, 2001, November 27, 2001 and December 3, 2001; and

            (c) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A filed pursuant to
      Section 12(g) of the Exchange Act on July 21, 2000.

            In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     DESCRIPTION OF SECURITIES

            Not Applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not Applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Registrant's Articles of Association provide that, subject to the provisions of the Israeli Companies Law - 1999 (the "Law"), the Registrant may:


                                    II-1


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            (1)   Obtain insurance for its office holders for liability for an act performed in such officer's capacity as an office holder with respect to:

                     - A violation of the duty care to the Registrant or to
                       another person;

                     - A breach of fiduciary duty, provided that the officer
                       acted in good faith and had reasonable grounds to assume that the act would not cause the Registrant harm; and

                     - A monetary liability imposed on such officer for the
                       benefit of another person.

            (2) Undertake to indemnify its officer holders, or indemnify an office holder retroactively for a liability imposed or approved by a court and for reasonable legal fees in an action brought against the office holder by the Registrant or in criminal proceedings in which the office holder is acquitted or an offense that does not require proof of criminal intent. An undertaking to indemnify an office holder must be limited to categories of events that can be reasonably foreseen and up to a reasonable amount under the circumstances.

                  Under the Law, the Registrant may not insure, indemnify or exempt an office holder for a violation of the duty of care (1) if the act was committed recklessly or with intent; (2) if the act was committed with the intent to realize illegal personal gain; or (3) for any fine imposed on him or for breach of fiduciary duty, except as provided above.

                  The Registrant may exempt, in advance, an office holder from all or part of such officer's responsibility for damages occurring as a result of a breach of the duty of care. The Registrant may also approve an action taken by the office holder performed in breach of fiduciary duty, if the office holder acted in good faith, the action does not adversely affect the Registrant, and the office holder has revealed to the Registrant's board of directors any personal interest in the action.

                  The Registrant has procured insurance for its office holders in accordance with its Articles of Association; and has adopted the necessary resolutions both to exempt them in advance from any liability for damages arising from a breach of their duty of care to the Registrant, and to provide them with indemnification undertakings in accordance with the Registrant's Articles of Association. The Registrant is currently in the process of providing its office holders with the above indemnification undertakings.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

Item 8.     EXHIBITS

EXHIBIT NUMBER EXHIBIT
-------------- -------
     4.0       Instruments Defining the Rights of Stockholders.  Reference is
               made to the Registrant's Registration Statement No. 000-30664 on
               Form 8-A, together with the exhibits thereto, which are
               incorporated by reference herein pursuant to Item 3(c) to this
               Registration Statement.

     5.0       Opinion of Shiboleth, Yisraeli, Roberts, Zisman & Co.

    10.1       Amended and Restated Employee Share Option Plan - Israel

    10.2       Amended and Restated Subsidiary Employee Option Plan

    10.3       Employee Share Option Plan - Europe*

    10.4       Executive Share Option Plan**

    23.1 Consent of Shiboleth, Yisraeli, Roberts, Zisman & Co. is contained in Exhibit 5.0


                                    II-2


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    23.2       Consent of Richard A. Eisner & Company, LLP and Goldstein Sabo &
               Tevet.
    24.1       Power of Attorney (included in signature page)

*Previously filed with the Commission in connection with the filing of the Registrant's Registration Statement on Form S-8 filed with the Commission on November 15, 2000.

**Previously filed with the Commission in connection with the filing of the Registrant's Registration Statement on Form S-8 filed with the Commission on May 11, 2001.

Item 9.     UNDERTAKINGS

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus of any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering; under the Registrant's Employee Share Option Plan - Israel, Incentive Stock Option Plan - U.S. and Employee Share Option Plan - Europe.

      (b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel on this day of March 18, 2002.

                                    CAMTEK LTD.


                                    By: /s/ Rafi Amit
                                       --------------------------------------
                                       Rafi Amit
                                       Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That each person whose signature appears below, does hereby constitute and appoint Rafi Amit and Yotam Stern and each of them acting alone, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them acting alone, determine may be necessary or advisable or required to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that any or all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                                    DATE

/s/ Rafi Amit
-------------------------   Chief Executive Officer (Principal Executive       March 17, 2002
Rafi Amit                   Officer) and Director

/s/ Moshe Amit
-------------------------   Executive Vice President and Chief Financial       March 17, 2002
Moshe Amit                  Officer (Principal Accounting Officer)

/s/ Yotam Stern
-------------------------   Executive Vice President, Business and Strategy    March 18, 2002
Yotam Stern                 and Director

/s/ Meir Ben-Shoshan
-------------------------                 Director                             March 18, 2002
Meir Ben-Shoshan

/s/ Haim Horowitz
-------------------------                 Director                             March 18, 2002
Haim Horowitz



/s/ Eran Bendoly
-------------------------                 Director                             March 14, 2002
Eran Bendoly

/s/ Ricki Granot
-------------------------                 Director                             March 18, 2002
Ricki Granot





AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

CAMTEK USA, INC.
2 MERIDIAN RD.
EATONTOWN, NJ  07755

/s/ Yotam Stern
-------------------------                 Director                             March  18, 2002
Yotam Stern

                                  EXHIBIT INDEX

EXHIBIT NUMBER EXHIBIT
-------------- -------
     4.0       Instruments Defining the Rights of Stockholders.  Reference is
               made to the Registrant's Registration Statement No. 000-30664 on
               Form 8-A, together with the exhibits thereto, which are
               incorporated by reference herein pursuant to Item 3(c) to this
               Registration Statement.

     5.0       Opinion of Shiboleth, Yisraeli, Roberts, Zisman & Co.

    10.1       Amended and Restated Employee Share Option Plan - Israel

    10.2       Amended and Restated Subsidiary Employee Option Plan

    10.3       Employee Share Option Plan - Europe*

    10.4       Executive Share Option Plan**

    23.1 Consent of Shiboleth, Yisraeli, Roberts, Zisman & Co. is contained in Exhibit 5.0

    23.2       Consent of Richard A. Eisner & Company, LLP and Goldstein Sabo &
               Tevet.

    24.1       Power of Attorney (included in signature page)

*Previously filed with the Commission in connection with the filing of the Registrant's Registration Statement on Form S-8 filed with the Commission on November 15, 2000.

**Previously filed with the Commission in connection with the filing of the Registrant's Registration Statement on Form S-8 filed with the Commission on May 11, 2001.